SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             DIGITAL BIOMETICS, INC.
       -------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

[LOGO] DBI

DIGITAL BIOMETRICS, INC.
5600 Rowland Road
Minnetonka, MN 55343-4315
Tel: 612.932.0888
Fax: 612.932.7181


                                       January 7, 2000



Dear DBI Stockholder:

         On behalf of the board of directors and management of Digital Biometrics, I am pleased to invite you to attend our annual meeting of stockholders, which will be held at the Lutheran Brotherhood Auditorium, located at 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, February 8, 2000 at 3:30 p.m. central time. We look forward to greeting those stockholders who are able to attend.

         At the annual meeting, in addition to electing the board of directors, we are asking you to approve an increase in the number of shares authorized for issuance under the 1992 Restricted Stock Plan and 1998 Stock Option Plan. These two plans enable the Company to attract, retain and compensate employees, contractors and directors of the Company, thus preserving our cash resources and encouraging stock ownership in the Company. DBI's board of directors unanimously recommends a vote FOR each of the proposals.

         Whether or not you are able to attend the Annual Meeting in person, it is very important that you VOTE YOUR SHARES. IF YOU DO NOT PLAN TO VOTE IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

         As always, we thank you for your continued support. We will keep you updated on our progress throughout the year.

                                       Sincerely,

                                       /s/ James C. Granger

                                       James C. Granger
                                       Chairman, President and
                                       Chief Executive Officer

                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, FEBRUARY 8, 2000


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Digital Biometrics, Inc., a Delaware corporation (the "Company"), will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, February 8, 2000, at 3:30 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect six directors, each to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

         2. To consider and vote upon the amendment to the 1992 Restricted Stock Plan which increases the number of shares authorized for issuance thereunder by 100,000 shares;

         3. To consider and vote upon the amendment to the 1998 Stock Option Plan which increases the number of shares authorized for issuance thereunder by 800,000 shares; and

         4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on December 10, 1999 are entitled to receive notice of, and to vote at, the Annual Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ James C. Granger

                                 James C. Granger
                                 Chairman, President and Chief Executive Officer

Minnetonka, Minnesota
January 7, 2000



--------------------------------------------------------------------------------

         All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend in person are requested to complete, date and sign the enclosed proxy exactly as your name appears on it and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors of the Company. Your attendance at the Annual Meeting, whether in person or by proxy, is important to ensure a quorum. If you return your proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Company at any time prior to your vote at the Annual Meeting.

--------------------------------------------------------------------------------

                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315

                              --------------------

                               PROXY STATEMENT FOR
                       2000 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 8, 2000

                              --------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Digital Biometrics, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, February 8, 2000, at 3:30 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Meeting. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about January 7, 2000.

         The Board of Directors knows of no business which will be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later-dated proxy or a vote in person at the Annual Meeting. Shares of the Company's common stock represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. It is the intention of the persons named as proxies in the accompanying form of proxy, unless such authority is withheld, to vote in favor of: (a) the election of each nominee identified below to the Company's Board of Directors; (b) the proposal to increase by 100,000 the number of shares of the Company's common stock reserved for issuance under the 1992 Restricted Stock Plan; and (c) the proposal to increase by 800,000 the number of shares of the Company's common stock reserved for issuance under 1998 Stock Option Plan. Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote, and thus have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter, and thus is not considered when counting votes cast on the matter.


                   VOTING RIGHTS AND OUTSTANDING COMMON STOCK

         Only holders of the common stock of the Company whose names appear of record on the books of the Company at the close of business on December 10, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, the voting shares of the Company consisted of 16,200,130 shares of common stock, each entitled to one vote per share.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         Assuming the presence of a quorum, in all matters other than the election of directors, stockholder approval requires the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board of Directors oversees the management of the Company on behalf of the stockholders. The Board reviews the Company's long-term strategic plans and exercises direct decision-making authority in certain areas, such as the selection and appointment of the Company's executive officers, as well as the nature and amounts of their compensation. Four of the six proposed members of the Board of Directors are not employed by the Company. Only non-employee directors serve as the Company's Audit Committee and Compensation and Personnel Committee.

         The Company's Bylaws permit the election of at least four, but not more than nine, directors. The Company's Board of Directors has determined that the Board to be elected at the next Annual Meeting of Stockholders shall consist of six members.

         Stockholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees named below. Each of the nominees listed below has advised the Company of his willingness to continue service on the Board of Directors. In the event that a nominee is unable or unwilling to serve, the proxy may be voted in favor of the election of such person as the Proxies, in their discretion, determine following a recommendation by the Nominating Committee or, alternatively (subject to the provisions of the Company's Bylaws), the Board may elect to reduce the number of directors serving on the Board to eliminate the vacancy.

         The Board of Directors held 13 meetings during the fiscal year ended September 30, 1999. Each director attended 75 percent or more of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during the year (see "Committees"). John E. Lawler and John J. Metil joined the Board of Directors in December 1999.

NOMINEES FOR ELECTION AS DIRECTOR

         The following table sets forth certain information regarding nominees for election as members of the Board of Directors. All of the directors of the Company elected at the Annual Meeting will serve until the next Annual Meeting and until their successors are duly elected and qualified. There are no family relationships between any director or officer.

         Name of Nominee                  Age      Position
         ---------------                  ---      --------
         James C. Granger(1)               53     Chairman of the Board of Directors, President and
                                                  Chief Executive Officer
         C. McKenzie Lewis III(1)(2)(3)    53     Director
         George Latimer(2)(3)              64     Director
         John E. Haugo(2)(3)               64     Director
         John E. Lawler(2)(3)              50     Director
         John J. Metil                     49     Executive Vice President, Chief Operating Officer,
                                                  Chief Financial Officer and Director

(1)      Member of Nominating Committee.
(2)      Member of Compensation and Personnel Committee.
(3)      Member of Audit Committee.

         The following discussion sets forth the business experience and background of the nominees for director, each of whom currently serves as a director of the Company.

         James C. Granger. Mr. Granger became the Company's President and Chief Executive Officer on January 1, 1997, was appointed to the Board of Directors of the Company effective January 27, 1997 and appointed as Chairman effective December 14, 1999. Prior to joining the Company, Mr. Granger was employed by ADC Telecommunications, Inc. as President of its Access Platforms Systems Division between March 1995 and December 1996. Between 1989 and February 1995, Mr. Granger was employed by Sprint/United Telephone, Orlando, Florida, in various senior marketing and management positions. Prior to 1989, Mr. Granger was employed by American Telephone & Telegraph in various management positions.

         C. McKenzie Lewis III. Mr. Lewis was elected Chairman of the Company's Board of Directors on October 28, 1996 and served as Chairman through December 14, 1999. Mr. Lewis has served as a director of the Company since 1994. From 1986 to 1996, Mr. Lewis served as Chief Executive Officer and President and a director of Computer Network Technology Corporation, a developer and manufacturer of high performance extended channel networking systems. Mr. Lewis has over 26 years experience in the computer and data communications industry. Mr. Lewis is currently President of Sherpa Partners, LLC and a General Partner in Minnesota Management Partners, L.P.

         George Latimer. Mr. Latimer has served on the Company's Board of Directors since 1990. He is a Distinguished Visiting Professor of Urban Studies at Macalester College, St. Paul, Minnesota. From November 1995 through December 1997, Mr. Latimer served as Chief Executive Officer of the National Equity Fund, a financing syndication for affordable housing in Chicago, Illinois. From July 1993 to November 1995, Mr. Latimer served as Director, Office of Special Actions, U.S. Department of Housing and Urban Development ("HUD"). From February 1993 to July 1993, Mr. Latimer was employed as a consultant to HUD. From 1990 to 1993, Mr. Latimer was Dean of Hamline University School of Law in St. Paul, Minnesota. From 1976 to 1990, Mr. Latimer served as the Mayor of St. Paul, Minnesota.

         John E. Haugo. Dr. Haugo has served on the Company's Board of Directors since February 1998. Dr. Haugo has been Chairman and Chief Executive Officer of MedServe Link, Inc. since January 1998. Dr. Haugo has served as a director of Global Maintech, Inc. since June 1997. Dr. Haugo served as Vice President and General Manager of the Serving Software Group Business Unit of HBO and Company from September 1994 to March 1997. From April 1986 until September 1994, prior to its acquisition by HBO, Dr. Haugo was founder, President, Chairman and Chief Executive Officer of Serving Software, Inc. a provider of health care scheduling and resource management systems. From January 1976 to January 1981 he served as Chief Executive Officer of Minnesota Educational Computing Corporation.

         John E. Lawler. Mr. Lawler has served on the Company's Board of Directors since December 1999. Mr. Lawler has been President of East/West Financial Services, Inc., a diversified financial management, real estate finance and tax consulting firm, since November 1987. He is also a co-founder of Sterling Wealth Management, Inc., a registered investment advisor and has served on its Board since October 1999. From November 1984 to March 1988, Mr. Lawler served as Executive Vice President of The Kamber Group, a public relations firm in Washington D.C. From March 1982 to October 1984, Mr. Lawler served as a Senior Vice President and Chief Financial Officer with Gray and Company, a public relations and lobbying firm. From January 1975 to March 1982, Mr. Lawler served as Chief of the Office of Finance of the U.S. House of Representatives in Washington, D.C.

         John J. Metil. Mr. Metil has served on the Company's Board of Directors since December 1999. Mr. Metil was hired as the Company's Chief Operating Officer and Chief Financial Officer in April 1997, and was promoted to Executive Vice President in November 1998. From August 1992 to April 1997, Mr. Metil served as Executive Vice President with the Zebulon Group, Inc. Previously, he was a co-founder and served as Chief Financial Officer of Tricord Systems, Inc., and held senior finance and corporate development positions at National Computer Systems, Control Data Corporation and Pillsbury Company.

         All shares represented by proxies will be voted FOR the election of the foregoing nominees unless otherwise specified; provided, however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgement of the persons named in the proxy. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES IDENTIFIED ABOVE.

COMMITTEES

         The Board of Directors appoints committees to study and act on key issues in greater detail then would be possible at full Board meetings. Each Committee reviews the results of the meetings and other actions with the full Board.

         During fiscal year 1999, the Audit Committee was comprised of Messrs. Latimer (Chairman), Haugo and Lewis. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (1) reviewing the timing, scope and results of the independent auditors' examination and related fees; (2) reviewing periodic comments and recommendations concerning the Company's accounting systems and internal controls made by the independent auditors; and (3) reviewing the scope and adequacy of internal accounting controls. The Audit Committee held one meeting during fiscal year 1999.

         During fiscal year 1999, the Compensation and Personnel Committee was comprised of Messrs. Haugo (Chairman), Lewis and Latimer. The responsibilities of the Compensation and Personnel Committee include making recommendations to the Board of Directors with respect to compensation for executive employees of the Company and overseeing the Company's stock option plans and the grant of stock options thereunder. The Compensation and Personnel Committee met five times during fiscal year 1999.

         A Nominating Committee was established by the Board of Directors on December 5, 1996. During fiscal year 1999, this Committee was comprised of Messrs. Lewis (Chairman) and Granger. The Nominating Committee makes recommendations regarding the composition of the Board of Directors and nomination of individuals for election to the Board by the stockholders of the Company. The Nominating Committee met one time during fiscal year 1999.

DIRECTOR COMPENSATION

         Employees of Digital Biometrics, Inc. receive no supplemental compensation for serving on the Board of Directors. Outside directors of the Company received cash and stock compensation in fiscal 1999 as described below.

         Effective with their election or re-election to the Board, each outside director receives $8,000 per year paid on a quarterly basis.

         Pursuant to the Company's 1992 Restricted Stock Plan, each time a non-employee director is elected or re-elected to the Board, he or she will be granted the number of shares of restricted stock equal to $18,000 divided by the fair market value of one share of common stock at the close of business on the day prior to the date of grant. Restricted stock awards are granted on the date of the annual stockholders' meeting at which the non-employee director is elected or re-elected to the Board. Restricted stock awards as described above were made to each of the Company's outside directors who served the entire fiscal 1999 (John E. Haugo, C. McKenzie Lewis III, and George Latimer).

         Effective with his appointment to the Board in December 1999, the Board awarded 1,125 shares of restricted common stock to Mr. Lawler. The market value of the award on the date of grant was $4,500.

         Grants of restricted shares of the Company's common stock typically vest over a three-year period.

         Pursuant to the terms and conditions of the Company's 1998 Stock Option Plan, each time a non-employee director is elected or re-elected to the Board of Directors he or she will be granted an option to purchase 15,000 shares of the Company's common stock at an exercise price per share equal to 100 percent of the fair market value of the common stock on the date of such election or re-election. Effective with re-election to the Board on March 16, 1999, a stock option grant to purchase 15,000 shares of the Company's common stock at an exercise price of $1.25 was issued to each of the Company's outside directors, John E. Haugo, C. McKenzie Lewis III, and George Latimer. Each such option vests on March 15, 2000 and has a term of five years.

         Effective with his appointment to the Board in December 1999, the Board awarded to Mr. Lawler an option to purchase 4,000 shares of the Company's common stock at an exercise price of $4.00 per share.

                                 PROPOSAL NO. 2
             APPROVAL OF AMENDMENT TO THE 1992 RESTRICTED STOCK PLAN

GENERAL

         In February 1993, the Company's stockholders ratified the Company's 1992 Restricted Stock Plan (the "Restricted Stock Plan") and the reservation for issuance thereunder of 250,000 shares of the Company's common stock. In December 1999, the Board of Directors adopted a resolution, subject to stockholder approval, to amend the 1992 Restricted Stock Plan to increase from 250,000 to 350,000 the number of shares of common stock reserved for issuance thereunder.

DESCRIPTION OF THE PLAN

         PURPOSE. The purpose of this Restricted Stock Plan is to provide for the grant of restricted stock to members of the Board of Directors who are not employees of the Company. The Board of Directors believes that the grant of restricted stock to non-employee directors will increase the attractiveness of service on the Board of Directors and will provide additional incentive for such directors to enhance the Company's long-term success and progress. The Restricted Stock Plan may also be used to provide additional incentives to key employees who are making and can continue to make substantial contributions to the success of the Company by providing them with an equity interest in the Company.

         ADMINISTRATION. The Restricted Stock Plan is administered by the Compensation and Personnel Committee of the Board of Directors.

         ELIGIBILITY AND GRANTS OF RESTRICTED STOCK TO EMPLOYEES. Each employee who is considered to be a key administrative, managerial, executive or technical employee, as determined in the sole discretion of the Committee, shall be eligible to be granted Restricted Stock under the Restricted Stock Plan. Subject to the provisions of the Restricted Stock Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Restricted Stock Plan to eligible employees in such amounts as it shall determine. The Committee shall have full discretion to determine the terms and conditions of the grant of Restricted Stock to any employee.

         GRANTS OF RESTRICTED STOCK TO NON-EMPLOYEE DIRECTORS. Each time that a non-employee director is elected or re-elected to the Board, he or she shall be granted the number of shares of Restricted Stock equal to $18,000 divided by the fair market value (as defined in the Restricted Stock Plan) of one share of common stock on the close of business on the day prior to the date of grant. The Restricted Stock shall be granted on the date of the annual stockholders' meeting to such non-employee directors elected or re-elected at such meeting. Such grants to non-employee directors shall be automatic and not subject to any discretion by the Committee.

         GENERAL PROVISIONS. The Company may deduct and withhold from any cash otherwise payable to the holder of Restricted Stock (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state and local taxes.

         With the consent of the Committee, the holder of Restricted Stock may be permitted to satisfy the Company's withholding tax requirements by electing to deliver to the Company shares of common stock having a fair market value on the date income is recognized with respect to any Restricted Stock equal to the amount required to be withheld.

         During the restriction period, holders of Restricted Stock may exercise full voting rights and shall be entitled to receive all dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares of common stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

         The Committee shall impose restrictions on any shares of Restricted Stock granted pursuant to the Restricted Stock Plan as it may deem advisable and may include legends on the certificates to give appropriate notice of such restrictions. The Committee may require the Restricted Stock certificates be held by the Company until the restriction period lapses.

         The granting of Restricted Stock shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         TRANSFERABILITY. No shares of Restricted Stock granted under the Restricted Stock Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable restriction period. All rights with respect to Restricted Stock granted to an employee or non-employee director under the Restricted Stock Plan shall be exercisable during his or her lifetime only by such employee or non-employee director.

         AMENDMENT. The Company shall have the right at any time to amend the Plan by action of its Board without obtaining the approval of the stockholders of the Company. Except that, the Board shall obtain the approval of the stockholders if such amendment increases the number of shares of common stock that may be granted as Restricted Stock under the Restricted Stock Plan (other than increases as a result of stock splits or stock dividends); or if the amendment materially increases benefits accruing to participants under the Plan. Amendments to the Restricted Stock Plan shall be set forth in writing and shall not, without the consent of a participant, impair any rights or obligations with respect to any Restricted Stock previously granted to the participant.

         TERMINATION. The Company shall have the right at any time to terminate the Restricted Stock Plan by action of its Board without obtaining the approval of the stockholders, provided however, that termination of the Restricted Stock Plan shall not affect the rights of employees or non-employee directors under Restricted Stock previously granted to them and all grants of Restricted Stock shall continue in force and operation after termination of the Restricted Stock Plan except as they may lapse or be terminated by their terms and conditions.

TAX INFORMATION

         Generally, no income will be recognized by a participant upon the grant of Restricted Stock. At the time the Period of Restriction lapses with respect to the Restricted Stock, the participant will recognize ordinary income in an amount equal to the fair market value of such shares. The Company will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant. Any disposition of the Restricted Stock by a participant after the end of the Period of Restriction will result in the recognition of capital gain or loss (long-term or short-term depending on the length of time the Restricted Stock is held after the end of the Period of Restriction). Dividends paid in cash and received by a participant prior to the end of the Period of Restriction will constitute ordinary income to the participant (and are deductible by the Company). Any dividends paid in stock will be treated as a grant of additional Restricted Stock subject to the tax treatment described herein.

         All shares represented by proxies will be voted FOR the proposal to amend the Company's 1992 Restricted Stock Plan to increase the number of shares of common stock issuable thereunder by 100,000 unless otherwise specified.

         THE BOARD OF DIRECTORS CONSIDERS THE AMENDMENT TO THE 1992 RESTRICTED STOCK PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT.

                                 PROPOSAL NO. 3
               APPROVAL OF AMENDMENT TO THE 1998 STOCK OPTION PLAN

GENERAL

         In April 1998, the Company's stockholders ratified the Company's 1998 Stock Plan (the "Plan") and reserved for issuance thereunder 600,000 shares of the Company's common stock. In December 1999, the Board of Directors adopted a resolution, subject to stockholder approval, to amend the Plan to increase from 600,000 to 1,400,000 the number of shares of common stock reserved for issuance thereunder. The decision to issue additional shares of common stock pursuant to the Plan will be made by the Board of Directors in its discretion, as described below.

DESCRIPTION OF THE PLAN

         PURPOSE. The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers, key employees, independent contractors and others upon whose efforts the success of the Company will depend to a large degree by encouraging stock ownership in order to increase the proprietary interest of such individuals in the Company's success.

         TERM. The term of the Plan is indefinite; however, the Board may terminate the Plan at any time, provided that such termination will not affect options then outstanding and provided further that no incentive stock options may be granted under the Plan after January 18, 2008.

         ADMINISTRATION. The Plan is administered by the Compensation and Personnel Committee of the Board. The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option (which may vary from optionee to optionee).

         ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of November 30, 1999, the Company had approximately 106 employees and officers and four outside directors.

         DIRECTOR OPTIONS. Under the Plan, each outside (non-employee) director of the Company is automatically granted an option to purchase 15,000 shares of common stock each year upon his or her election or re-election to the Board by the stockholders. Each such option will be a nonqualified stock option, will expire five years after the date it is granted, and will become exercisable in full twelve months following the date of grant or the next succeeding annual meeting, whichever occurs earlier. If a non-employee director ceases to be a director of the company the option will remain exercisable for three months, provided, that if such termination is because of death, the option will remain exercisable until the earlier of the six-month anniversary of the director's death or the expiration of the option's original term.

         OPTIONS. When an option is granted under the Plan, the Committee, in its discretion, specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of common stock which may be purchased upon exercise of the option. The exercise price of a stock option may not be less than 100% of the fair market value of the Company's common stock on the date of grant. On November 30, 1999, the closing price of the company's common stock as reported on the Nasdaq National Market System was $3.781. The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of any option may not exceed seven years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or common stock of the Company valued at the stock's then fair market value. Each option granted under the Plan is nontransferable during the lifetime of the optionee.

         The Committee will determine the form of stock option agreements which will be used for stock options granted under the Plan. Such agreements will govern the right of an optionee to exercise an option upon termination of employment or affiliation with the company during the life of an optionee and following an optionee's death. The Board or the Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

         AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee. An amendment shall be subject to the approval of the Company's stockholders only to the extent required by applicable law, rule or regulation.

         ANTIDILUTION PROVISIONS. The Board of Directors shall equitably adjust the maximum number of shares of common stock reserved for issuance under the Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

TAX INFORMATION

         Under present law, tax liability is not created upon the grant of nonqualified options pursuant to the Plan. However, in the year that a nonqualified stock option is exercised, the optionee must recognize compensation, taxable as ordinary income, equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the optionee is required to recognize as ordinary income if the company complies with any applicable federal income tax withholding requirements.

         Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan and the subsequent sale of shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

         All shares represented by proxies will be voted FOR the proposal to amend the Company's 1998 Stock Option Plan to increase the number of shares of common stock issuable under it by 800,000 unless otherwise specified.

         THE BOARD OF DIRECTORS CONSIDERS THE AMENDMENT TO THE 1998 STOCK OPTION PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT.

                 REPORT OF COMPENSATION AND PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation and Personnel Committee (the "Compensation Committee") is composed of the independent, outside directors whose names appear following this report. The Compensation Committee considers how the achievement of the Company's overall goals and objectives can be aided through the use of an appropriate compensation program. The Compensation Committee's responsibilities include determining the amount and type of compensation paid to the executive officers of the Company, as well as administering the Company's common stock-based benefit plans.

         The Compensation Committee believes that the Company's annual cash compensation package (base salary plus bonus opportunities) must be sufficient to retain and attract highly qualified and experienced executives and management personnel. The Compensation Committee also believes that stockholder value depends, to a significant extent, on a close alignment between the financial interests of the Company's stockholders and those of its employees, in particular its executive officers. Compensation of the Company's executive officers includes three primary elements: base compensation, annual incentives, and long-term incentives in the form of stock options or restricted stock.

BASE COMPENSATION

         Annual base salaries of the Company's executive officers, other than the Company's President and Chief Executive Officer, are recommended by the President, subject to approval by the Compensation Committee. Individual salary recommendations may vary based upon the President's assessment of the value of each executive's position in the Company, Company performance, the executive's individual performance and compensation for similar positions at comparable companies. Compensation for the Company's President and Chief Executive Officer is determined by the Compensation Committee as discussed further below.

INCENTIVE COMPENSATION

         The Company's Executive Compensation Plan (the "Plan") is based on annual performance components. Performance under each Plan component is measured against predetermined revenue and profitability objectives with a "threshold," "target" and "maximum" for each. The Plan also permits the assignment of individual management objectives to each participant. Target amounts are based upon the annual budget for revenue and profitability established by the Board of Directors as of the beginning of each fiscal year. Threshold and maximum amounts are determined annually for revenue and profitability by the Compensation Committee in connection with the Board of Directors' consideration of the annual budget. Performance below the threshold objective results in no annual or long-term incentive award. Performance between threshold and target and target and maximum objectives result in incentive awards determined on a prorated basis. There is no additional award payable under the Plan for performance above the maximum objective. The Plan provides that the Compensation Committee may elect to pay all or any portion of any incentive award in restricted shares of the Company's common stock, vesting over a three-year period. Long-term incentive awards consist of stock options grants under the Company's 1990 Stock Option Plan and 1998 Stock Option Plan with vesting typically over a three-year period.

         Awards were paid under the revenue, profitability and individual management objective components of the Plan for fiscal 1999.

         Stock option plans maintained by the Company were established to provide employees, including executive officers, with an opportunity to financially participate in the Company's long-term performance. Grants are authorized by the Compensation Committee in its sole discretion. Historically, discretionary awards have been made in circumstances such as commencement of employment, significant change in job responsibility or title, or completion of significant product installations and execution of significant agreements. Virtually all regular, full-time employees of the Company have been granted stock options. Stock options granted under the 1990 Stock Option Plan generally have a three-year vesting schedule and expire ten years from the date of grant. Stock options granted under the 1998 Stock Option Plan generally have a three-year vesting schedule and expire seven years from the date of grant. The exercise price of options granted under the 1990 Stock Option Plan and 1998 Stock Option Plan is equal to the fair market value of the underlying stock on the date of grant.

CEO COMPENSATION

         Mr. Granger's base salary, bonus opportunities and awards and stock option awards are reviewed annually and determined by the Compensation Committee. Mr. Granger's base salary, bonuses and stock option awards are, in general, determined using the same criteria described above for other executive officers. Mr. Granger is eligible to participate in the Company's 401(k) retirement plan. The level of Mr. Granger's compensation reflects, among other factors, the Compensation Committee's evaluation of his role in implementing strategies to achieve the Company's goals and his duties and responsibilities with the Company.

         The Compensation Committee believes that the Company's compensation programs for executive officers of the Company are aligned with the long-term interests of the Company's stockholders.

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the deduction for corporate taxpayers with respect to the compensation of executive officers is limited to specified amounts unless the amount of such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee believes that the Company's executive compensation practices are sufficiently linked to performance to permit the full deductibility of such compensation under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving members of the Board of Directors, or its Compensation and Personnel Committee.

         December 15, 1999

                                       The Compensation and Personnel Committee:

                                       John E. Haugo, CHAIRMAN
                                       George Latimer
                                       C. McKenzie Lewis III
                                       John E. Lawler


                               EXECUTIVE OFFICERS

         The following table sets forth, as of the date of this Proxy Statement, certain information regarding the executive officers of the Company.

                                                                                      Year First
         Name                   Title                                        Age    Became Officer
         ----                   -----                                        ---    --------------
         James C. Granger       President and Chief Executive Officer         53         1997
         John J. Metil          Executive Vice President, Chief Operating
                                Officer and Chief Financial Officer           49         1997
         Barry A. Fisher        Vice President of Sales, Marketing and
                                Business Development                          45         1997
         Michel R. Halbouty     Vice President of Operations                  58         1997

         The following sets forth the business experience and background of the executive officers of the Company not previously described.

         Barry A. Fisher. Mr. Fisher became the Company's Vice President of Sales, Marketing and Business Development in March 1997. From June 1995 to March 1997, Mr. Fisher was a partner in American Connexions, an organization which provided sales management services to small businesses selling products to retail and government markets. During the period from December 1987 to June 1995, Mr. Fisher served as Vice President of Sales for Recovery Engineering, Inc. From September 1976 to December 1987, Mr. Fisher held management positions at Tennant Company.

         Michel R. Halbouty. Mr. Halbouty serves as the Company's Vice President of Operations, a position he has held since May 1997. From March 1992 to April 1997, Mr. Halbouty was employed as Vice President of Manufacturing with NetStar, Inc. From June 1979 to February 1992, Mr. Halbouty held manufacturing and corporate quality management positions with Apertus Technologies (formerly Lee Data Corporation). From September 1963 to May 1979, Mr. Halbouty held various manufacturing and project management positions with Control Data Corporation.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and other executive officers whose cash compensation exceeded $100,000 in fiscal year 1999 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                                   ------
                                                       ANNUAL COMPENSATION       SECURITIES
               NAME AND                                --------------------      UNDERLYING     ALL OTHER
          PRINCIPAL POSITION                YEAR       SALARY         BONUS        OPTIONS    COMPENSATION(5)
---------------------------------------     ----       ------         -----        -------    ---------------
James C. Granger(1)                         1999      $197,918      $100,000            --      $  4,995
     President and Chief Executive          1998       175,020        17,500       250,000         4,667
     Officer                                1997       131,265        32,816       250,000            --

John J. Metil(2)                            1999       162,917        82,500            --         5,000
     Executive Vice President               1998       138,750        14,000       100,000         3,563
     Chief Operating Officer and            1997        62,500         9,374       100,000            --
     Chief Financial Officer

Barry A. Fisher(3)                          1999       126,249        75,000            --         5,000
     Vice President of Sales, Marketing     1998       106,667        11,000        75,000         2,377
     and Business Development               1997        48,750         6,750        75,000            --

Michel R. Halbouty(4)                       1999       136,666        94,151            --            --
     Vice President of Operations           1998       109,167        11,000        75,000            --
                                            1997        37,500         6,750        75,000            --

---------------------------------------

(1) Mr. Granger has served as President and Chief Executive Officer of the Company since January 1, 1997.

(2) Mr. Metil has served as Executive Vice President of the Company since November 1, 1998 and as Chief Operating Officer and Chief Financial Officer since April 1, 1997.

(3) Mr. Fisher has served as Vice President of Sales, Marketing and Business Development since March 17, 1997.

(4) Mr. Halbouty has served as Vice President of Operations of the Company since May 1, 1997.

(5) Represents Company match, paid in shares of the Company's common stock, of employee 401(k) contributions.

                     STOCK OPTION GRANTS IN FISCAL YEAR 1999

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                            NUMBER OF                                                   ANNUAL RATES OF STOCK
                            SECURITIES   PERCENT OF TOTAL                               PRICE APPRECIATION FOR
                            UNDERLYING   OPTIONS GRANTED    EXERCISE OR                     OPTION TERM(3)
                             OPTIONS     TO EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------
           NAME             GRANTED(1)     FISCAL YEAR      ($/SHARE)(2)      DATE          5%          10%
-------------------------   ----------   ----------------   ------------   ----------   ---------    ---------


There were no options granted to executive officers during the fiscal year.

---------------------------------------

(1) Subject to acceleration at the discretion of the Compensation Committee or upon the death or disability of the optionee, each option becomes cumulatively exercisable with respect to 33 1/3 percent of the shares covered on each of the first three anniversaries of the grant date.

(2) Fair market value per share on the date of grant or the effective date, whichever is less, in accordance with the terms of the stock option plans.

(3) The 5 percent and 10 percent assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future market price of the Company's common stock price.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                        AND FISCAL YEAR END OPTION VALUES

                                                                                        VALUE OF UNEXERCISED
                                                        NUMBER OF SECURITIES            IN-THE-MONEY OPTIONS
                            SHARES                     UNDERLYING UNEXERCISED           AT FISCAL YEAR END(1)
                          ACQUIRED ON     VALUE      OPTIONS AT FISCAL YEAR END     ----------------------------
        NAME               EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------   -----------    --------    -----------   -------------    -----------    -------------
James C. Granger                --       $     --      250,000         250,000        $190,225        $208,450
John J. Metil                   --             --      100,000         100,000          80,257          85,463
Barry A. Fisher                 --             --       75,000          75,000          47,818          57,910
Michel R. Halbouty          10,000         11,250       65,000          75,000          60,188          68,785

-----------------------

(1) Market value of underlying securities at fiscal year end minus the exercise price


TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

         During fiscal 1997, the Board of Directors of the Company adopted a change of control plan for the benefit of executive officers. Upon a change of control of the Company, an executive officer will, upon termination of his employment, be entitled to payment of an amount equal to such officer's base salary immediately prior to the change of control, payable on or before the 30th day following the termination of such officer's employment. An officer is not entitled to such payment if he is offered employment following a change of control by the successor to the Company or its business, provided such employment is comparable to his employment with the Company and is at a base salary level comparable to, or greater than, that paid by the Company. In the event the employment of an officer is not terminated, or such officer is offered employment by the successor and is employed, but such employment is terminated within a period of one year following the change of control, the officer shall be entitled to payment of an amount equal to his base salary, less compensation actually paid during the period in which he was employed by the Company or a successor entity subsequent to the change of control. The change of control payment is limited to an amount not to exceed the safe harbor under Section 280G of the Internal Revenue Code.

                               SECURITY OWNERSHIP

         The following table sets forth, as of November 30, 1999, the number of shares of the Company's common stock beneficially owned by (i) each person known to be the beneficial owner of five percent or more of the total issued and outstanding shares of the Company's common stock, (ii) each director, (iii) each of the Named Officers appearing in the Summary Compensation Table above and (iv) all officers and directors as a group. Any shares reflected in the following table which are subject to an option or a warrant are deemed to be outstanding for the purpose of computing the percentage of the Company's issued and outstanding common stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of the Company's issued and outstanding common stock owned by any other person. Except as otherwise indicated, each beneficial owner has sole voting and investment power over the outstanding shares of which he has beneficial ownership.

                                                  Shares Beneficially Owned(1)
                                                --------------------------------
     Name of Beneficial Owner/Group                 Number            Percent
     ------------------------------                 ------            -------
     Perkins Capital Management Inc.
        730 East Lake Street
        Wayzata, Minnesota 55391                  1,065,859              6.6
     George Latimer(2)                               69,026                *
     C. McKenzie Lewis III(3)                        98,055                *
     John E. Haugo(4)                                43,476                *
     John E. Lawler                                      --                *
     James C. Granger(5)                            351,953              2.1
     John J. Metil(6)                               106,916                *
     Barry A. Fisher(7)                              80,157                *
     Michel R. Halbouty(8)                           75,000                *
     All officers and directors as a group of 8     824,583              4.9

     * Indicates an amount less than one percent

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days. The same shares may be beneficially owned by more than one person.

(2) Includes 46,526 shares of common stock beneficially owned by Mr. Latimer and options for the purchase of an aggregate of 22,500 shares of common stock.

(3) Includes 35,055 shares of common stock beneficially owned by Mr. Lewis and options and a warrant for the purchase of an aggregate of 63,000 shares of common stock.

(4) Includes 28,476 shares of common stock beneficially owned by Mr. Haugo and an option for the purchase of 15,000 shares of common stock.

(5) Includes 18,620 shares of common stock beneficially owned by Mr. Granger and options for the purchase of an aggregate of 333,333 shares of common stock.

(6) Includes 6,916 shares of common stock beneficially owned by Mr. Metil and options for the purchase of an aggregate of 100,000 shares of common stock.

(7) Includes 5,157 shares of common stock beneficially owned by Mr. Fisher and options for the purchase of an aggregate of 75,000 shares of common stock.

(8) Includes 45,000 shares of common stock beneficially owned by Mr. Halbouty and options for the purchase of an aggregate of 30,000 shares of common stock.

         There are no arrangements known to the Company which at a later date may result in a change in control of the Company.

                            COMMON STOCK PERFORMANCE

         The following graph compares cumulative total stockholder return on an investment in the Company's common stock during the period from September 30, 1994 to September 30, 1999, with the Nasdaq Stock Market Index and Digital Biometrics, Inc.'s primary competitor, Identix Inc. The cumulative total stockholder return assumes an initial investment of $100 on September 30, 1994.


                               [PLOT POINTS GRAPH]

INDEXED AS OF: 9/30/94
SOURCE: CENTER FOR RESEARCH IN SECURITY PRICES AT THE UNIVERSITY OF CHICAGO

          Digital Biometrics, Inc.    Identix Inc.               Nasdaq
9/30/94         100.000                 100.000                  100.000
3/31/95         118.966                 103.921                  107.728
9/29/95          98.276                 407.779                  138.067
3/29/96          46.552                 352.886                  146.292
9/30/96          51.724                 301.913                  163.845
3/31/97          28.455                 262.704                  162.617
9/30/97          35.352                 358.783                  224.968
3/31/98          21.559                 266.625                  246.566
9/30/98          17.890                 188.206                  228.773
3/31/99          18.110                 209.787                  332.109
9/30/99          38.800                 262.704                  371.516



         The common stock of the Company has been traded on the Nasdaq National Market since April 25, 1993, and was traded on the Nasdaq SmallCap Market prior to that time. The Company's common stock is traded under the symbol DBII.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and the holders of 10 percent or more of the Company's stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during fiscal year 1999 its directors and executive officers filed all reports on a timely basis.


                              STOCKHOLDER PROPOSALS

         Any stockholder who desires to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to James C. Granger, Chairman, Digital Biometrics, Inc., 5600 Rowland Road, Minnetonka, Minnesota 55343-4315 by September 9, 2000. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

         Notice of a stockholder proposal which the stockholder has not previously sought to include in the Company's proxy statement for the Annual Meeting of Stockholders to be held in calendar 2001 must be submitted to the Company by November 23, 2000, or management proxies will be allowed to use their discretionary authority as outlined above.


                               PROXY SOLICITATION

         The cost of this solicitation of proxies will be paid by the Company. Proxies will also be solicited by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.


                          ANNUAL REPORT TO STOCKHOLDERS

         A copy of the 1999 Annual Report to Stockholders of the Company accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for fiscal year 1999 will be provided without charge upon written request of any stockholder whose proxy is being solicited by the Board of Directors. The written request should be directed to Stockholder Relations, Digital Biometrics, Inc., 5600 Rowland Road, Minnetonka, Minnesota 55343-4315. No part of the 1999 Annual Report to Stockholders is incorporated herein and no part thereof is to be considered proxy-soliciting material.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ James C. Granger

                                 James C. Granger
                                 Chairman, President and Chief Executive Officer

Minnetonka, Minnesota
January 7, 2000

                                                                       EXHIBIT A

                    PROPOSED AMENDMENT TO ARTICLE III OF THE
                            DIGITAL BIOMETRICS, INC.
                           1992 RESTRICTED STOCK PLAN

         Article III of the 1992 Restricted Stock Plan (which is the only portion of the 1992 Restricted Stock Plan affected by Proposal 2) shall be deleted and replaced by the following:


                                  ARTICLE III.

                             SHARES SUBJECT TO PLAN

3.1 The total number of shares of common stock which is available for the granting of Restricted Stock shall be 350,000 shares. If the Company shall at any time hereafter subdivide, combine or reclassify its common stock, or declare a dividend payable in common stock, the number of shares available for granting of Restricted Stock hereunder shall be proportionately increased or decreased, as the case may be, to prevent dilution or inflation.

3.2 At all times during the term of this Plan, the Company shall reserve for issuance and delivery such number of shares of common stock as will be sufficient to satisfy the requirements hereof.

                                                                       EXHIBIT B

                     PROPOSED AMENDMENT TO SECTION 6 OF THE
                            DIGITAL BIOMETRICS, INC.
                             1998 STOCK OPTION PLAN

     Section 6 of the 1998 Stock Option Plan (which is the only portion of the 1998 Stock Option Plan affected by Proposal 3) shall be deleted and replaced by the following:


                                   SECTION 6.

                                      STOCK

     The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock. One Million Four Hundred Thousand (1,400,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 13 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.

                            [LOGO] DBI

                            DIGITAL BIOMETRICS, INC.




                            DIGITAL BIOMETRICS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                         Lutheran Brotherhood Auditorium
                             625 Fourth Avenue South
                             Minneapolis, Minnesota

                            TUESDAY, FEBRUARY 8, 2000
                                    3:30 P.M.





DIGITAL BIOMETRICS, INC.
5600 ROWLAND ROAD
MINNETONKA, MN 55343-4315                                                  PROXY
--------------------------------------------------------------------------------

The undersigned, a stockholder of Digital Biometrics, Inc. (the "Company"), hereby appoints James C. Granger and John J. Metil, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Stockholders of Digital Biometrics, Inc. to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, February 8, 2000, at 3:30 p.m., and any adjournments or postponements thereof, upon the matters set forth below, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the stockholder, but if no direction is made in the space provided, it will be voted FOR the proposal to amend the 1992 Restricted Stock Plan, the proposal to amend the 1998 Stock Option Plan, and all nominees to the Board of Directors.






                      SEE REVERSE FOR VOTING INSTRUCTIONS.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Digital Biometrics, Inc., c/o Shareowner Services(SM) P.O. Box 64873, St. Paul, MN 55164-9397.









                       [ARROW] PLEASE DETACH HERE [ARROW]


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

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1. Election of directors:  01 James C. Granger         04 John E. Haugo     [ ] Vote FOR     [ ] Vote WITHHELD
                           02 C. McKenzie Lewis III    05 John E. Lawler        all nominees     from all nominees
                           03 George Latimer           06 John J. Metil

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(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,    |                                      |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)    |______________________________________|

2. Approval of Amendment to the 1992 Restricted Stock Plan to increase the
   number of shares authorized for issuance thereunder by 100,000 shares.   [ ] For     [ ] Against     [ ] Abstain

3. Approval of Amendment to the 1998 Stock Option Plan to increase the
   number of shares authorized for issuance thereunder by 800,000 shares.   [ ] For     [ ] Against     [ ] Abstain

4. Upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH PROPOSAL.

Address Change? Mark Box [ ]
Indicate changes below:                                                     Date ____________________________


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                                                                            Signature(s) in Box
                                                                            Stockholder must sign exactly as the name
                                                                            appears at left. When signed as a corporate
                                                                            officer, executor, administrator, trustee,
                                                                            guardian, etc., please give full title as
                                                                            such. Both joint tenants must sign.
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